                                                                EXHIBIT 10.4


                           BOSTON FEDERAL SAVINGS BANK
                           CHANGE IN CONTROL AGREEMENT


         This AGREEMENT originally entered into on March 28, 2000, is amended and restated, effective as of December 31, 1999, by and between Boston Federal Savings Bank (the "Bank"), a federally chartered savings institution, with its principal administrative offices at 17 New England Executive Park, Burlington, MA 01803, and BostonFed Bancorp, Inc. (the "Holding Company"), a corporation organized under the laws of the State of Delaware and the holding company of the Bank and Dennis J. Furey ("Executive").

         WHEREAS, the Bank recognizes the substantial contribution Executive has made to the Bank and wishes to continue to protect Executive's position with the Bank for the period provided in this Agreement in the event of a Change in Control (as defined in this Agreement); and

         WHEREAS, Executive has agreed to continue serve in the employ of the Bank.

         NOW, THEREFORE, in consideration of the contribution and responsibilities of Executive, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.       TERM OF AGREEMENT.

         The period of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty (30) full calendar months from the date of this Agreement, as amended and restated. Commencing on the date of execution of this Agreement and at each anniversary date thereafter, the Board of Directors of the Bank (the "Board") may extend the term of this Agreement for an additional year so that the remaining term is a full thirty (30) calendar months, unless Executive elects not to extend the term of the Agreement by providing written notice to the Board in accordance with
Section 5 of the Agreement. The Board will review the Agreement and Executive's performance annually for purposes of determining whether to extend the term of the Agreement, and the results of such review shall be included in the minutes of the Board's meeting.

2.       CHANGE IN CONTROL.

         (a) Upon the occurrence of a Change in Control (as defined in paragraph
(b) of this Section 2), Executive shall be entitled to the payments and benefits provided for in Section 3 of this Agreement upon Executive's termination of employment on or after the date the Change in Control occurs due to: (i) Executive's dismissal at any time during the term of this Agreement; (ii) Executive's voluntary resignation for any reason within the thirty (30) day period following the date that is one-year from the date the Change in Control occurred, or (iii) Executive's resignation at any time during the term of this Agreement following any demotion, or loss of title, office or significant authority, or reduction in Executive's annual compensation or benefits, or relocation of Executive's principal place of employment by more than 25 miles from its location immediately prior to the
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Change in Control; provided, however, Executive may consent in writing to any such demotion, loss, reduction or relocation. The effect of any written consent of Executive under this Section 2(a) shall be strictly limited to the terms specified in such written consent.

         (b) For purposes of this Agreement, a "Change in Control" of the Bank or Holding Company shall mean an event of a nature that: (i) would be required to be reported in response to Item 1 of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners' Loan Act of 1933 and the Rules and Regulations promulgated by the Office of Thrift Supervision ("OTS") (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control or presumptive change in control or acting in concert or presumptive acting in concert as set forth under the Rules and Regulations of the OTS, ownership by a person or group, including a presumptive group, of at least 15% of the voting stock of the Bank or the Holding Company shall be required, and provided further that ownership of stock by a tax qualified employee benefit plan of the Bank or the Holding Company shall not be subject to presumptions of control or acting in concert); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 25% or more of the Bank's or the Holding Company's outstanding securities except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by any employee benefit plan of the Bank or the Holding Company, or (B) individuals who constitute the board of directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (or members who were nominated by the Incumbent Board), or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board (or members who were nominated by the Incumbent Board), shall be, for purposes of this clause
(B), considered as though he were a member of the Incumbent Board, or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity.

         (c) Notwithstanding any other provision of this Agreement, Executive shall not have the right to receive termination benefits under this Agreement upon Executive's Termination for Cause. The term "Termination for Cause" shall mean termination because of Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards of professional competence generally prevailing for officers having comparable positions in the savings institutions industry. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to Executive a



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copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for Executive, together with counsel, to be heard before the Board and which such meeting shall be held not more than 30 days from the date of notice during which period Executive may be suspended with pay), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause except for compensation or benefits already vested. Any stock options and related limited rights granted to Executive under any stock option plan, or any unvested awards granted to Executive under any restricted stock benefit plan of the Holding Company or its subsidiaries, shall become null and void effective upon Executive's receipt of Notice of Termination For Cause pursuant to Section 5 of this Agreement except all benefits shall be deemed to have remained in effect if Executive is reinstated, and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination For Cause.

3.       TERMINATION BENEFITS.

         (a) Upon the occurrence of a Change in Control, followed at any time by the termination of Executive's employment in accordance with the provisions of
Section 2 of this Agreement, the Bank shall be obligated to pay Executive, or in the event of Executive's subsequent death, Executive's beneficiary or beneficiaries, or Executive's estate, as the case may be, a sum equal to two and one-half (2-1/2) times the greater of (i) Executive's average annual compensation (including compensation attributable to the exercise of stock options) for the five most recently completed taxable years of Executive or (ii) the highest annual compensation (excluding compensation attributable to the exercise of stock options) for any of the five most recently completed taxable years of Executive. Except as provided for in the preceding sentence, for purposes of this Section 3(a), annual compensation shall include base salary and any other taxable income, including but not limited to amounts related to the granting, vesting or exercise of restricted stock or stock option awards, commissions, bonuses, severance payments, retirement benefits, director or committee fees and fringe benefits paid or to be paid to Executive or paid for Executive's benefit during any such year, as well as pension, profit sharing, employee stock ownership plan and other retirement contributions or benefits, including to any tax-qualified or non-tax-qualified plan or agreement (whether or not taxable) made or accrued on behalf of Executive for such year. In addition, for purposes of determining his vested accrued benefit, Executive shall be credited either under the defined benefit pension plan maintained by the Bank or, if not permitted under such plan, under a separate arrangement, with the additional "years of service" that he would have earned for vesting and benefit accrual purposes for the remaining term of the Agreement had his employment not terminated. At the election of Executive, which election is to be made prior to or within thirty (30) days of the Date of Termination on or following a Change in Control, such payment may be made in a lump sum (without discount for early payment) on or immediately following the Date of Termination (which may be the date a Change in Control occurs) or paid in equal monthly installments during the thirty (30) months following Executive's termination. In the event that no election is made, payment to Executive will be made on a monthly basis during the remaining thirty (30) month term of the Agreement. Such payments shall not be reduced in the event Executive



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obtains other employment following termination of employment. However, in the event the Bank is not in compliance with its minimum capital requirements or if such payments pursuant to this Section 3 would cause the Bank's capital to be reduced below its minimum regulatory capital requirements, such payments shall be deferred until such time as the Bank or successor thereto is in capital compliance.

         (b) Upon the occurrence of a Change in Control and Executive's termination of employment in accordance with the provisions of Section 2 of this Agreement, the Bank will cause to be continued any life, medical, health and disability or dental insurance plan or arrangement in which Executive participates (each being a "Welfare Benefit Plan") substantially identical to the benefit coverage maintained by the Bank for Executive and any of his dependents covered under such plans prior to the Change in Control. Such coverage shall cease upon the expiration of thirty-six (36) full calendar months following the Date of Termination. In the event Executive's or Executive's covered dependent's participation in any such plan or program is barred, the Holding Company shall arrange to provide Executive and his dependents with benefits coverage substantially similar to those which Executive and his dependents would otherwise have been entitled to receive under such plans and programs by operation of this provision or provide their economic equivalent to Executive and Executive's dependents.

4.       CHANGE IN CONTROL RELATED PROVISIONS.

         Notwithstanding the preceding paragraphs of Section 3, in no event shall the aggregate payments or benefits to be made or afforded to Executive under this Agreement (the "Termination Benefits") constitute an "excess parachute payment" under Section 280G of the Code or any successor thereto, and in order to avoid such a result the Termination Benefits will be reduced, if necessary, to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount," as determined in accordance with said Section 280G. The allocation of any reduction required with respect to the Termination Benefits shall be determined by Executive.

5.       NOTICE OF TERMINATION.

         (a) Any purported termination by the Bank, or by Executive, shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

         (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

         (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a reasonable dispute exists concerning the


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termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Bank will continue to pay Executive's base salary and continue to cover Executive under each Welfare Benefit Plan in which Executive participated when the notice giving rise to the dispute was given until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section 5(c) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

6.       SOURCE OF PAYMENTS.

         The parties to this Agreement intend that all payments provided for in this Agreement shall be paid in cash, check or other mutually agreed upon method from the general funds of the Bank. Further, the Holding Company guarantees such payment and provision of all amounts and benefits due hereunder to Executive and, if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Holding Company.

7.       EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.

         This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to Executive without reference to this Agreement.

         Nothing in this Agreement shall confer upon Executive the right to continue in the employ of the Bank or shall impose on the Bank or its subsidiaries any obligation to employ or retain Executive in its employ for any period.

8.       NO ATTACHMENT.

         (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, the Bank and their respective successors and assigns.


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9.       MODIFICATION AND WAIVER.

         (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

10.      REQUIRED REGULATORY PROVISIONS.

         (a) The Board may terminate Executive's employment at any time, but any termination by the board of directors, other than Termination for Cause, shall not prejudice Executive's right to compensation or other benefits under this Agreement. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 2 of this Agreement.

         (b) If Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under
Section 8(e)(3) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C.
Section 1818(e)(3) or (g)(1)), the Bank's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay Executive all or part of the compensation withheld while their contract obligations were suspended and (ii) reinstate (in whole or in part) any of the benefit obligations which were suspended.

         (c) If Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act (12 U.S.C.
Section 1818(c)(4) or (g)(1)), all obligations of the Bank under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

         (d) If the Bank is in default as defined in Section 3(x)(1) of the Federal Deposit Insurance Act, all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

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         (e) All obligations under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the institution: (i) by the Director of the Office of Thrift Supervision (or his or her designee) at the time the Federal Deposit Insurance Corporation or the Resolution Trust Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the Federal Deposit Insurance Act; or (ii) by the Director of the Office of Thrift Supervision (or his or her designee) at the time the Director (or his or her designee) approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.

         (f) Any payments made to Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon compliance with 12 U.S.C.
Section 1828(k) and any rules and regulations promulgated thereunder.

11.      REINSTATEMENT OF BENEFITS UNDER BANK AGREEMENT.

         In the event Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice described in
Section 10(b) of this Agreement (the "Notice") during the term of this Agreement and a Change in Control, as defined herein, occurs, the Bank will assume its obligation to pay and Executive will be entitled to receive all of the termination benefits provided for under Section 3 of this Agreement upon the Bank's receipt of a dismissal of charges in the Notice of Termination.

12.      SEVERABILITY.

         If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

13.      HEADINGS FOR REFERENCE ONLY.

         The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement. In addition, references herein to the masculine shall apply to both the masculine and the feminine.

14.      GOVERNING LAW.

         The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

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15.      ARBITRATION.

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within fifty
(50) miles from the location of the Bank, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

16.      PAYMENT OF LEGAL FEES.

         All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank if Executive is successful pursuant to a legal judgment, arbitration or settlement.

17.      INDEMNIFICATION.

         The Bank shall provide Executive (including his or her legal representatives, successors and assigns) with coverage under a standard directors' and officers' liability insurance policy at its expense and shall indemnify Executive (including his or her legal representatives, successors and assigns) for reasonable costs and expenses incurred by Executive in defending or settling any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal or otherwise, including any appeal or other proceeding for review.

         Indemnification by the Bank shall be made only upon the final judgment on the merits in the favor of Executive, in case of settlement, in case of final judgment against Executive or in the case of final judgment in favor of Executive other than on the merits, if a majority of the disinterested directors of the Bank determine Executive was acting in good faith within the scope of Executive's employment or authority in accordance with 12 C.F.R. section 545.121(c)(iii).

         Any such indemnification of Executive must conform with the notice provisions of 12 C.F.R. Section 545.121(c)(iii) to indemnify Executive to the fullest for such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements, such settlements to be approved by the Board, if such action is brought against Executive in his or her capacity as a officer or director of the Bank, however, shall not extend to matters as to which Executive is finally adjudged to be liable for willful misconduct in the performance of his or her duties.

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18.      SUCCESSOR TO THE BANK.

         The Bank shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank, expressly and unconditionally to assume and agree to perform the Bank's obligations under this Agreement, in the same manner and to the same extent that the Bank would be required to perform if no such succession or assignment had taken place.

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                                   SIGNATURES

         IN WITNESS WHEREOF, Boston Federal Savings Bank and BostonFed Bancorp, Inc. have caused this Agreement, as amended and restated to be executed by their duly authorized officers, and Executive has signed this Agreement, as amended and restated on March 28, 2000.


ATTEST:                                      BOSTON FEDERAL SAVINGS BANK



                                             By: /s/ David F. Holland
--------------------------                      -------------------------------
Secretary                                    For the Entire Board of Directors

SEAL




ATTEST:                                       BOSTONFED BANCORP, INC.
                                              (Guarantor)



                                              By: /s/ David F. Holland
--------------------------                       ------------------------------
Secretary                                     For the Entire Board of Directors


SEAL




WITNESS:                                      EXECUTIVE


                                              /s/ Dennis J. Furey
--------------------------                    ---------------------------------
                                              Dennis J. Furey

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                             BOSTONFED BANCORP, INC.
                           CHANGE IN CONTROL AGREEMENT


         This AGREEMENT originally entered into on March 28, 2000, is amended and restated, effective as of December 31, 1999, by and between BostonFed Bancorp, Inc. (the "Holding Company"), a corporation organized under the laws of the State of Delaware, with its office at 17 New England Executive Park, Burlington, MA 01803, and Dennis J. Furey ("Executive"). Any reference to the term "Bank" in this Agreement shall mean Boston Federal Savings Bank, a wholly-owned subsidiary of the Holding Company, or any successor to Boston Federal Savings Bank.

         WHEREAS, the Holding Company recognizes the substantial contribution Executive has made to the Holding Company and wishes to continue to protect Executive's position with the Holding Company for the period provided in this Agreement in the event of a Change in Control (as defined in this Agreement); and

         WHEREAS, Executive has agreed to continue serve in the employ of the Holding Company.

         NOW, THEREFORE, in consideration of the contribution and responsibilities of Executive, and upon the other terms and conditions hereinafter provided, the parties hereto agree as follows:

1.       TERM OF AGREEMENT.

         The period of this Agreement shall be deemed to have commenced as of the date first above written and shall continue for a period of thirty (30) full calendar months from the date of this Agreement, as amended and restated. Commencing on the date of execution of this Agreement, the term of this Agreement shall be extended for one day each day until such time as the Board of Directors of the Holding Company (the "Board") or Executive elects not to extend the term of the Agreement by giving written notice to the other party in accordance with Section 5 of this Agreement, in which case the term of this Agreement shall be fixed and shall end on the thirtieth- month anniversary of the date of such written notice.

2.       CHANGE IN CONTROL.

         (a) Upon the occurrence of a Change in Control (as defined in paragraph
(b) of this Section 2), Executive shall be entitled to the payments and benefits provided for in Section 3 of this Agreement upon Executive's termination of employment on or after the date the Change in Control occurs due to: (i) Executive's dismissal at any time during the term of this Agreement; (ii) Executive's voluntary resignation for any reason within the thirty (30) day period following the date that is one-year from the date the Change in Control occurred, or (iii) Executive's resignation at any time during the term of this Agreement following any demotion, or loss of title, office or significant authority, or reduction in Executive's annual compensation or benefits, or relocation of Executive's principal place of employment by more than 25 miles from its location immediately prior to the Change in Control; provided, however, Executive may consent in writing to any such demotion, loss, reduction or relocation. The effect of any written consent of Executive under this Section 2(a) shall be strictly limited to the terms specified in such written consent.

         (b) For purposes of this Agreement, a "Change in Control" of the Holding Company or the Bank shall mean an event of a nature that; (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Holding Company within the meaning of the Home Owners' Loan Act of 1933, as amended, the Federal Deposit Insurance Act, and the Rules and Regulations promulgated by the Office of Thrift Supervision (or its predecessor agency), as in effect on the date hereof (provided, that in applying the definition of change in control as set forth under the rules and regulations of the OTS, the Board shall substitute its judgment for that of the
OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of voting securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding voting securities or right to acquire such securities except for any voting securities of the Bank purchased by the Holding Company and any voting securities purchased by any employee benefit plan of the Holding Company or its Subsidiaries; or (B) individuals who constitute the board of directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (or members who were nominated by the Incumbent Board), or whose nomination for election by the Company's stockholders was approved by a Nominating Committee solely composed of members which are Incumbent Board members (or members who were nominated by the Incumbent Board), shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs or is effectuated in which the Bank or Holding Company is not the resulting entity; provided, however, that such an event listed above will be deemed to have occurred or to have been effectuated upon the receipt of all required federal regulatory approvals not including the lapse of any statutory waiting periods; or (D) a proxy statement has been distributed soliciting proxies from stockholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank with one or more corporations as a result of which the outstanding shares of the class of securities then subject to such plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or Holding Company then outstanding.

         (c) Notwithstanding any other provision of this Agreement, Executive shall not have the right to receive termination benefits under this Agreement upon Executive's Termination for Cause. The term "Termination for Cause" shall mean termination because of Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal

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
profit, intentional failure to perform stated duties, willful violation of any law, rule, regulation (other than traffic violations or similar offenses) or final cease and desist order, or any material breach of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards of professional competence generally prevailing for officers having comparable positions in the savings institutions industry. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for Executive, together with counsel, to be heard before the Board and which such meeting shall be held not more than 30 days from the date of notice during which period Executive may be suspended with pay), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause except for compensation or benefits already vested. Any stock options and related limited rights granted to Executive under any stock option plan, or any unvested awards granted to Executive under any restricted stock benefit plan of the Holding Company or its subsidiaries, shall become null and void effective upon Executive's receipt of Notice of Termination For Cause pursuant to Section 5 of this Agreement except all benefits shall be deemed to have remained in effect if Executive is reinstated, and shall not be exercisable by or delivered to Executive at any time subsequent to such Termination For Cause.

3.       TERMINATION BENEFITS.

         (a) Upon the occurrence of a Change in Control, followed at any time by the termination of Executive's employment in accordance with the provisions of
Section 2 of this Agreement, the Holding Company shall be obligated to pay Executive, or in the event of Executive's subsequent death, Executive's beneficiary or beneficiaries, or Executive's estate, as the case may be, a sum equal to two and one-half (2-1/2) times the greater of (i) Executive's average annual compensation (including compensation attributable to the exercise of stock options) for the five most recently completed taxable years of Executive or (ii) the highest annual compensation (excluding compensation attributable to the exercise of stock options) for any of the five most recently completed taxable years of Executive. Except as provided for in the preceding sentence, for purposes of this Section 3(a), annual compensation shall include base salary and any other taxable income, including but not limited to amounts related to the granting, vesting or exercise of restricted stock or stock option awards, commissions, bonuses, severance payments, retirement benefits, director or committee fees and fringe benefits paid or to be paid to Executive or paid for Executive's benefit during any such year, as well as pension, profit sharing, employee stock ownership plan and other retirement contributions or benefits, including to any tax-qualified or non-tax-qualified plan or agreement (whether or not taxable) made or accrued on behalf of Executive for such year. In addition, for purposes of determining his vested accrued benefit, Executive shall be credited either under the defined benefit pension plan maintained by the Bank or, if not permitted under such plan, under a separate arrangement, with the additional "years of service" that he would have earned for vesting and benefit accrual purposes for the remaining term of the Agreement had his employment not terminated. At the election of Executive, which election is to be made prior to or within thirty

(30) days of the Date of Termination on or following a Change in Control, such payment may be made in a lump sum (without discount for early payment) on or immediately following the Date of Termination (which may be the date a Change in Control occurs) or paid in equal monthly installments during the thirty (30) months following Executive's termination. In the event that no election is made, payment to Executive will be made on a monthly basis during the remaining thirty
(30) month term of the Agreement. Such payments shall not be reduced in the event Executive obtains other employment following termination of employment.

         (b) Upon the occurrence of a Change in Control and Executive's termination of employment in accordance with the provisions of Section 2 of this Agreement, the Holding Company will cause to be continued any life, medical, health and disability or dental insurance plan or arrangement in which Executive participates (each being a "Welfare Benefit Plan") substantially identical to the benefit coverage maintained by the Holding Company or its subsidiaries for Executive and any of his dependents covered under such plans prior to the Change in Control. Such coverage shall cease upon the expiration of thirty-six (36) full calendar months following the Date of Termination. In the event Executive's or Executive's covered dependent's participation in any such plan or program is barred, the Holding Company shall arrange to provide Executive and his dependents with benefits coverage substantially similar to those which Executive and his dependents would otherwise have been entitled to receive under such plans and programs by operation of this provision or provide their economic equivalent to Executive and Executive's dependents.

4.       CHANGE IN CONTROL RELATED PROVISIONS.

         (a) Notwithstanding the preceding provisions of Section 3 of this Agreement, for any taxable year in which Executive shall be liable, for the payment of an excise tax under Section 4999 of the Internal Revenue Code (or any successor provision thereto), with respect to any payment in the nature of the compensation made by the Holding Company or its Subsidiaries to (or for the benefit of) Executive pursuant to this Agreement or otherwise, the Holding Company (or any successor thereto) shall pay to Executive an amount determined under the following formula:

         An amount equal to:  (E x P) + X

WHERE:

         X  =                      E x P
                  ---------------------------------------
                  1 - [(FI x (1 - SLI)) + SLI + E + M]
and

         E   =       the rate at which the excise tax is assessed under
                     Section 4999 of the Code;



         P = the amount with respect to which such excise tax is assessed, determined without regard to this Section 4;

         FI = the highest marginal rate of federal income, employment, and other taxes (other than taxes imposed under Section 4999 of the Code) applicable to Executive for the taxable year in question with respect to such payment (including any effective increase in Executive's tax rate attributable to the resultant disallowance of any deduction or the phase-out of any personal exemption or similar items);

         SLI  =      the sum of the highest marginal rates of income and payroll tax applicable to Executive under applicable state and local laws for the taxable year in question (including any effective increase in Executive's tax rate attributable to the resultant disallowance of any deduction or the phase-out of any personal exemption or similar items); and

         M    =      highest marginal rate of Medicare tax.

With respect to any payment in the nature of compensation that is made to (or for the benefit of) Executive under the terms of this Section 4 or otherwise and on which an excise tax under Section 4999 of the Code may or will be assessed, the payment determined under this Section 4 shall be made to Executive on the earliest of (i) the date the Holding Company is required to withhold such tax,
(ii) the date the tax is required to be paid by Executive, or (iii) at the time of termination resulting from the Change in Control. It is the intention of the parties that the Holding Company provide Executive with a full tax gross-up under the provisions of this Section 4, so that on a net after-tax basis, the result to Executive shall be the same as if the excise tax under Section 4999 (or any successor provisions) of the Code had not been imposed. The tax gross-up may be adjusted, as appropriate, if alternative minimum tax rules are applicable to Executive.

         (b) Notwithstanding the foregoing, if its is (i) initially determined by the Holding Company's tax advisors that no excise tax under Section 4999 of the Code is due with respect to any payment or benefit described in the first paragraph of Section 4(a) and thereafter it is determined in a final judicial determination or administrative settlement that the Section 4999 excise tax is due with respect to such payments or benefits or subsequently determined in a final judicial determination or a final administrative settlement to which Executive is a party that the excise tax under Section 4999 of the Code is due or that the excess parachute payment as defined in Section 4999 of the Code, is more than the amount determined as "P", above (such revised determination under (i) or (ii) above thereafter being referred to as the "Determinative Excess Parachute Payment"), then the tax advisors of the Holding Company (or any successor thereto) shall determine the amount (the "Adjustment Amount"), the Holding Company (or any successor thereto) must pay to Executive, in order to put Executive in the same position as Executive would have been if the amount determined as "P" above had been equal to the Determinative Excess Parachute Payment. In determining the Adjustment Amount, the tax advisors shall take into account any and all taxes (including any penalties and interest) paid or payable by Executive in connection with such final judicial determination or final administrative settlement. As soon as practicable after the Adjustment Amount has been so determined, the Holding Company shall pay the Adjustment Amount to Executive.

         (c) The Holding Company (or its successor) shall indemnify and hold Executive harmless from any and all losses, costs and expenses (including without limitation, reasonable attorney's fees, reasonable accountant's fees, interest, fines and penalties of any kind) which Executive incurs as a result of any administrative or judicial review of Executive's liability under Section 4999 of the Code by the Internal Revenue Service or any comparable state agency through and including a final judicial determination or final administrative settlement of any dispute arising out of Executive's liability for the Section 4999 excise tax or otherwise relating to the classification for purposes of
Section 280G of the Code of any payment or benefit in the nature of compensation made or provided to Executive by the Holding Company or any successor thereto. Executive shall promptly notify the Holding Company in writing whenever Executive receives notice of the commencement of any judicial or administrative proceeding, formal or informal, in which the federal tax treatment under Section 4999 of the Code of any amount paid or payable under this Supplemental Agreement is being reviewed or is in dispute (including a notice of audit or other inquiry concerning the reporting of Executive's liability under Section 4999). The Holding Company (or its successor) may assume control at its expense over all legal and accounting matters pertaining to such federal or state tax treatment (except to the extent necessary or appropriate for Executive to resolve any such proceeding with respect to any matter unrelated to amounts paid or payable pursuant to this contract) and Executive shall cooperate fully with the Holding Company in any such proceeding. Executive shall not enter into any compromise or settlement or otherwise prejudice any rights the Holding Company (or its successor) may have in connection therewith without prior consent to the Holding Company (or its successor). In the event that the Holding Company (or any successor thereto) elects not to assume control over such matters, the Holding Company (or any successor thereto) shall promptly reimburse Executive for all expenses related thereto as and when incurred upon presentation of appropriate documentation relating thereto.

         (d) The preceding provisions of this Section 4 shall apply only in the event Executive's "parachute payments" (as such term is used for purposes of Section 280G of the Code) exceed the amount equal to three times Executive's "base amount" (as such term is used for purposes of Section 280G of the Code) by more than five percent. If the preceding provisions of this Section 4 shall not apply by operation of the preceding sentence and if

                  (i) the aggregate payments or benefits to be made or afforded to Executive, which are deemed to be parachute payments (the "Termination Benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Code; and

                  (ii) if such Termination Benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to three (3) times Executive's "base amount," as determined in accordance with said Section 280G of the Code and the Non-Triggering Amount less the product of the marginal rate of any applicable state and federal income tax (P, FI, SLI, and M, as defined in paragraph (a) of this Section 4) and the Non-Triggering Amount would be greater than the aggregate value of the Termination Benefits (without such reduction) minus

                           (i) the amount of tax required to be paid by the Executive thereon by Section 4999 of the Code and further minus (ii) the product of the Termination Benefits and the marginal rate of any applicable state and federal income tax (as determined above including E, as defined in paragraph (a) of this
                           Section 4),

then the Termination Benefits shall be reduced to the Non-Triggering Amount and the allocation of the reduction required hereby among the Termination Benefits shall be determined by Executive.

5.       NOTICE OF TERMINATION.

         (a) Any purported termination by the Holding Company, or by Executive shall be communicated by Notice of Termination to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

         (b) "Date of Termination" shall mean the date specified in the Notice of Termination (which, in the case of Termination for Cause, shall not be less than thirty (30) days from the date such Notice of Termination is given).

         (c) If, within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a reasonable dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding arbitration award, or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected) and provided further that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. Notwithstanding the pendency of any such dispute, the Holding Company will continue to pay Executive's base salary and continue to cover Executive under each Welfare Benefit Plan in which Executive participated when the notice giving rise to the dispute was given until the dispute is finally resolved in accordance with this Agreement. Amounts paid under this Section 5(c) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement.

6.       SOURCE OF PAYMENTS.

         (a) It is intended by the parties hereto that all payments provided in this Agreement shall be paid in cash, check or other mutually agreed upon method from the general funds of the Holding Company subject to Section 6(b) of this Agreement.

         (b) Notwithstanding any provision herein to the contrary, to the extent that payments and benefits, as provided by this Agreement, are paid to or received by Executive under a Change in Control Agreement in effect between Executive and the Bank (the "Bank Agreement"), such payments and benefits paid by the Bank under the Bank Agreement will be subtracted from any amount due simultaneously to Executive under similar provisions of this Agreement.

7.       EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFIT PLANS.

         This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreement between the Holding Company and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to Executive without reference to this Agreement.

         Nothing in this Agreement shall confer upon Executive the right to continue in the employ of the Holding Company or shall impose on the Holding Company or its subsidiaries any obligation to employ or retain Executive in its employ for any period.

8.       NO ATTACHMENT.

         (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         (b) This Agreement shall be binding upon, and inure to the benefit of, Executive, the Holding Company and their respective successors and assigns.

9.       MODIFICATION AND WAIVER.

         (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

10.      REINSTATEMENT OF BENEFITS UNDER BANK AGREEMENT.

         In the event Executive is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice described in the Bank Agreement during the term of this Agreement and a Change in Control, as defined herein, occurs, the Holding Company will assume its obligation to pay and Executive will be entitled to receive all of the termination benefits provided for under Section 3 of the Bank Agreement upon the notification of the Holding Company of the Bank's receipt of a dismissal of charges in the Notice.

11.      SEVERABILITY.

         If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

12.      HEADINGS FOR REFERENCE ONLY.

         The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement. In addition, references herein to the masculine shall apply to both the masculine and the feminine.

13.      GOVERNING LAW.

         The validity, interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Delaware.

14.      ARBITRATION.

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by Executive within fifty
(50) miles from the location of the Holding Company, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

15.      PAYMENT OF LEGAL FEES.

         All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Holding Company if Executive is successful pursuant to a legal judgment, arbitration or settlement.

16.      INDEMNIFICATION.

         The Holding Company shall provide Executive (including Executive's heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, and shall indemnify Executive (and Executive's heirs, executors and administrators) to the fullest extent permitted under Delaware law and as provided in the Holding Company's certificate of incorporation against all expenses and liabilities reasonably incurred by Executive in connection with or arising out of any action, suit or proceeding in which Executive may be involved by reason of Executive having been a director or officer of the Holding Company or its subsidiaries (whether or not Executive continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements.

17.      SUCCESSOR TO THE HOLDING COMPANY.

         The Holding Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Bank or the Holding Company, expressly and unconditionally to assume and agree to perform the Holding Company's obligations under this Agreement, in the same manner and to the same extent that the Holding Company would be required to perform if no such succession or assignment had taken place.

                                   SIGNATURES


         IN WITNESS WHEREOF, BostonFed Bancorp, Inc. has caused this Agreement, as amended and restated to be executed by its duly authorized officer, and Executive has signed this Agreement, as amended and restated on March 28, 2000.


ATTEST:                                     BOSTONFED BANCORP, INC.


                                            By: /s/ David F. Holland
--------------------------                      --------------------------------
Secretary                                   For the Entire Board of Directors

WITNESS:                                    EXECUTIVE




                                                /s/ Dennis J. Furey
                                                --------------------------------
                                                  Dennis J. Furey
--------------------------

Seal